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                                                                    EXHIBIT 4.83

                                                                  Conformed Copy

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                          REGISTRATION RIGHTS AGREEMENT

                          Dated as of February 25, 2003

                                     between

                            Duke Energy Corporation,
                                    as Issuer

                                       and

                         Banc One Capital Markets, Inc.,
                          Deutsche Bank Securities Inc.
                                 UBS Warburg LLC
                              ABN AMRO Incorporated
                              Barclays Capital Inc.
                            CIBC World Markets Corp.
                            Scotia Capital (USA) Inc.
                            TD Securities (USA) Inc.

                              as Initial Purchasers

================================================================================

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                          REGISTRATION RIGHTS AGREEMENT

                  This Registration Rights Agreement (the "Agreement") is made and entered into this 25th day of February, 2003, by and between Duke Energy Corporation, a North Carolina corporation (the "Issuer"), and Banc One Capital Markets, Inc., Deutsche Bank Securities Inc., UBS Warburg LLC, ABN AMRO Incorporated, Barclays Capital Inc., CIBC World Markets Corp, Scotia Capital
(USA) Inc. and TD Securities (USA) Inc. (collectively, the "Initial
Purchasers").

                  This Agreement is made pursuant to the Purchase Agreement, dated February 20, 2003 (the "Purchase Agreement"), between the Issuer and the Initial Purchasers, which provides for the sale by the Issuer to the Initial Purchasers of an aggregate of $500,000,000 principal amount of the Issuer's First and Refunding Mortgage Bonds, 3.75% Series A due 2008 (the "Bonds"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuer has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

                  In consideration of the foregoing, the parties hereto agree as follows:

                  1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                  "1933 Act" shall mean the Securities Act of 1933, as amended from time to time.

                  "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  "Bonds" shall have the meaning set forth in the preamble to this Agreement.

                  "Closing Date" shall mean the Closing Time as defined in the Purchase Agreement.

                  "Depositary" shall mean The Depository Trust Company, or any other depositary appointed by the Issuer, provided, however, that such depositary must have an address in the Borough of Manhattan, in The City of New York.

                  "Exchange Bonds" shall mean the First and Refunding Mortgage Bonds, 3.75% Series B due 2008, issued by the Issuer under the Indenture containing terms identical to the Bonds, in all material respects (except for references to certain interest rate provisions, restrictions on transfers and restrictive legends), to be offered to Holders of Bonds in exchange for Registrable Bonds pursuant to the Exchange Offer.

                  "Exchange Offer" shall mean the exchange offer by the Issuer of Exchange Bonds for Registrable Bonds pursuant to Section 2.1 hereof.

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                  "Exchange Offer Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2.1 hereof.

                  "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

                  "Exchange Period" shall have the meaning set forth in Section
         2.1 hereof.

                  "Holder" shall mean each of the Initial Purchasers, for so long as it owns any Registrable Bonds, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Bonds under the Indenture.

                  "Indenture" shall mean the First and Refunding Mortgage, dated as of December 1, 1927, by and among the Issuer and JPMorgan Chase Bank, as successor trustee, as amended and supplemented by various supplemental indentures, including the Eighty-First Supplemental Indenture, dated February 25, 2003, creating the Bonds and the Exchange Bonds.

                  "Initial Purchasers" shall have the meaning set forth in the preamble to this Agreement.

                  "Issuer" shall have the meaning set forth in the preamble and shall also include the Issuer's successors.

                  "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Bonds; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Bonds is required hereunder, Registrable Bonds held by the Issuer or any Affiliate (as defined under the 1933
         Act) of the Issuer shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount.

                  "Participating Broker-Dealer" shall mean Banc One Capital Markets, Inc., Deutsche Bank Securities Inc., UBS Warburg LLC, ABN AMRO Incorporated, Barclays Capital Inc., CIBC World Markets Corp, Scotia Capital (USA) Inc. and TD Securities (USA) Inc. and any other broker-dealer which makes a market in the Bonds and exchanges Registrable Bonds in the Exchange Offer for Exchange Bonds.

                  "Person" shall mean an individual, partnership (general or limited), corporation, limited liability company, trust or incorporated organization, or a government or agency or political subdivision thereof.

                  "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Bonds covered

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         by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

                  "Purchase Agreement" shall have the meaning set forth in the preamble.

                  "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Issuer with this Agreement, including without limitation: (i) all SEC or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees, (ii) all reasonable fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Bonds or Registrable Bonds and any filings with the NASD) such fees not to exceed $7,500,
         (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) the fees and disbursements of counsel for the Issuer and of the independent public accountants of the Issuer, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (vi) the fees and expenses of the Trustee, and any escrow agent or custodian, (vii) the reasonable fees and expenses of the Initial Purchasers in connection with the Exchange Offer, including the reasonable fees and expenses of counsel to the Initial Purchasers in connection therewith, and (viii) the reasonable fees and disbursements traditionally borne by the Issuer in connection with registered security offerings as set forth in the underwriting agreement customarily used by the Issuer.

                  "Registrable Bonds" shall mean the Bonds of any Holder; provided, however, that such Bonds shall cease to be Registrable Bonds when (i) a Registration Statement with respect to such Bonds shall have been declared effective under the 1933 Act and such Bonds shall have been disposed of pursuant to such Registration Statement, (ii) such Bonds can be sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the 1933 Act, (iii) such Bonds shall have ceased to be outstanding or (iv) the Exchange Offer is consummated (except in the case of Bonds purchased from the Issuer and continued to be held by the Initial Purchasers).

                  "Registration Statement" shall mean any registration statement of the Issuer which covers any of the Exchange Bonds or Registrable Bonds pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "SEC" shall mean the United States Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

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                  "Shelf Registration" shall mean a registration effected
         pursuant to Section 2.2 hereof.

                  "Shelf Registration Statement" shall mean a "shelf" registration statement of the Issuer pursuant to the provisions of
         Section 2.2 of this Agreement which covers all of the Registrable Bonds, on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Trustee" shall mean the trustee with respect to the Bonds under the Indenture.

                  2.       Registration Under the 1933 Act.

                  2.1. Exchange Offer. The Issuer shall (A) prepare and, as soon as practicable but not later than 130 calendar days following the Closing Date, file with the SEC an Exchange Offer Registration Statement with respect to a proposed Exchange Offer and the issuance and delivery to the Holders, in exchange for the Registrable Bonds, a like principal amount of Exchange Bonds,
(B) use its reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the 1933 Act not later than 180 calendar days following the Closing Date, (C) use its reasonable best efforts to keep the Exchange Offer Registration Statement effective until the closing of the Exchange Offer and (D) use its reasonable best efforts to cause the Exchange Offer to be consummated within 210 calendar days following the Closing Date. The Exchange Bonds will be issued under the Indenture. Upon the effectiveness of the Exchange Offer Registration Statement, the Issuer shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Bonds for Exchange Bonds (assuming that such Holder (a) is not an affiliate of the Issuer within the meaning of Rule 405 under the 1933 Act, (b) is not a broker-dealer tendering Registrable Bonds acquired directly from the Issuer for its own account, (c) acquired the Exchange Bonds in the ordinary course of such Holder's business and
(d) has no arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing the Exchange Bonds) to transfer such Exchange Bonds from and after their receipt without any limitations or restrictions under the 1933 Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

                  In connection with the Exchange Offer, the Issuer shall:

                  (a) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement together with an appropriate letter of transmittal and related documents;

                  (b) keep the Exchange Offer open for acceptance for a period of not less than 20 business days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the "Exchange Period");

                  (c) utilize the services of the Depositary for the Exchange Offer;

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                  (d)      permit Holders to withdraw tendered Registrable Bonds
         at any time prior to 5:00 p.m. (Eastern Time) on the last business day of the Exchange Period, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable
         Bonds delivered for exchange, and a statement that such Holder is withdrawing his election to have such Bonds exchanged;

                  (e) notify each Holder that any Registrable Bonds not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein); and

                  (f) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

         As soon as practicable after the close of the Exchange Offer, the Issuer shall:

             (i)  accept for exchange all Registrable Bonds duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which shall be an exhibit thereto;

             (ii) deliver to the Trustee for cancellation all Registrable Bonds so accepted for exchange; and

             (iii)cause the Trustee promptly to authenticate and deliver the
                     Exchange Bonds to each Holder of Registrable Bonds so accepted for exchange in a principal amount equal to the principal amount of the Registrable Bonds of such Holder so accepted for exchange.

                  The Issuer shall use its reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all Participating Broker-Dealers subject to the prospectus delivery requirements of the 1933 Act for such period of time as such Participating Broker-Dealers must comply with such requirements in order to resell the Exchange Bonds; provided, however, that (i) such period shall be the lesser of 90 days after the consummation of the Exchange Offer and the date on which all Participating Broker-Dealers have sold all Exchange Bonds held by them (unless such period is extended pursuant to Section 3(k) below) and (ii) the Issuer shall make such Prospectus, and any amendment or supplement thereto, available to any such Participating Broker-Dealer for use in connection with any resale of any Exchange Bonds for a period of the lesser of 90 days after the consummation of the Exchange Offer and the date on which all Participating Broker-Dealers have sold all Exchange Bonds held by them (unless such period is extended pursuant to Section 3(k) below).

                  Interest on the Exchange Bonds will accrue from the most recent interest payment date to which interest has been paid on the Registrable Bonds surrendered in exchange therefor or, if no interest has been paid on such Registrable Bonds, from the date of original issuance. The Exchange Offer shall not be subject to any conditions, other than (i) that the Exchange

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Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC, (ii) the due tendering of Registrable Bonds in accordance with the Exchange Offer, (iii) that each Holder of Registrable Bonds exchanged in the Exchange Offer shall have represented that all Exchange Bonds to be received by it shall be acquired in the ordinary course of its business and that at the time of the consummation of the Exchange Offer it shall have no arrangement or understanding with any person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Bonds and shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the 1933 Act available and (iv) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the judgment of the Issuer, would reasonably be expected to impair the ability of the Issuer to proceed with the Exchange Offer. The Issuer shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Registrable Bonds in the Exchange Offer.

                  2.2. Shelf Registration. (i) If, because of any changes in law, SEC rules or regulations or applicable interpretations thereof by the staff of the SEC, the Issuer is not permitted to effect the Exchange Offer as contemplated by Section 2.1 hereof, (ii) if for any other reason the Exchange Offer is not consummated within 210 calendar days after the Closing Date (provided that the Issuer is not then actively pursuing such effectiveness or consummation, as the case may be), (iii) after consummation of the Exchange Offer and upon the written request of the Initial Purchasers with respect to any Registrable Bonds which it acquired directly from the Issuer then in case of each of clauses (i) through (iii) the Issuer shall, at their cost:

                  (a) As promptly as practicable, file with the SEC, and thereafter shall use its reasonable best efforts to cause to be declared effective as promptly as practicable but no later than 210 calendar days after the Closing Date, except in the case of clause
         (iii) of the preceding paragraph, which shall be no later than 90 days following such request, a Shelf Registration Statement relating to the offer and sale of the Registrable Bonds by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders participating in the Shelf Registration and set forth in such Shelf Registration Statement.

                  (b) Use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by Holders for a period ending on the earliest of (i) two years from the date the Registrable Bonds were originally issued by the Issuer, (ii) the date on which the Registrable Bonds become eligible for resale without volume limitations pursuant to Rule 144 under the 1933 Act, or (iii) for such shorter period that will terminate when all Registrable Bonds covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding or otherwise to be Registrable Bonds.

                  (c) Notwithstanding any other provisions hereof, use its best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus

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         forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

                  The Issuer further agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by Section 3(b) below, and to furnish to the Holders of Registrable Bonds copies of any such supplement or amendment promptly as reasonably practicable after its being used or filed with the SEC.

                  2.3. Expenses. The Issuer shall pay all Registration Expenses in connection with the registration pursuant to Section 2.1 or 2.2. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Bonds pursuant to the Shelf Registration Statement.

                  2.4. Effectiveness. (a) The Issuer will be deemed not to have used its reasonable best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if the Issuer voluntarily takes any action that would, or omits to take any action which omission would, result in any such Registration Statement not being declared effective or in the holders of Registrable Bonds covered thereby not being able to exchange or offer and sell such Registrable Bonds during that period as and to the extent contemplated hereby, unless such action is required by applicable law.

                  (b)      An Exchange Offer Registration Statement pursuant to
Section 2.1 hereof or a Shelf Registration Statement pursuant to Section 2.2 hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Bonds pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Bonds pursuant to such Registration Statement may legally resume.

                  2.5. Interest. If the Exchange Offer is not consummated and the Shelf Registration Statement is not declared effective on or prior to the date that is 210 days after the Closing Date, the interest rate on the Bonds will be increased by 0.25% per annum commencing the date that is 210 days after the Closing Date, until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective by the SEC; provided, that in the case of a Shelf Registration Statement, (i) if the Issuer is unable to cause such Shelf Registration Statement to become effective because Holders of Registrable Bonds have not provided information with respect to themselves as required by law to be included therein pursuant to the Issuer's request as provided herein, such 0.25% increase in the interest rate shall be payable only

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to Holders that have furnished such information required by law to be included therein to the Issuer pursuant to its request hereunder from but excluding the date such information is provided to the Issuer to but excluding the date the Shelf Registration Statement is declared effective by the SEC and (ii) in the case of a Shelf Registration Statement required under clause (iii) of the first paragraph of Section 2.2, such interest rate increase shall commence on the date that is 90 days following the request related to filing the Shelf Registration Statement.

                  2.6. Specific Enforcement. Without limiting the remedies available to the Initial Purchasers and the Holders, the Issuer acknowledges that any failure by the Issuer to comply with its obligations under Sections 2.1 and 2.2 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Issuer's obligations under Sections 2.1 and 2.2 hereof.

                  3. Registration Procedures. In connection with the obligations of the Issuer with respect to Registration Statements pursuant to Sections 2.1 and 2.2 hereof, the Issuer shall:

                  (a) prepare and file with the SEC a Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Issuer, (ii) shall in the case of a Shelf Registration, be available for the sale of the Registrable Bonds by the selling Holders thereof, (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and (iv) shall comply in all respects with the requirements of Regulation S-T under the 1933 Act, and use their best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

                  (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act and comply with the provisions of the 1933 Act applicable to them with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

                  (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Bonds, at least 5 business days prior to filing, that a Shelf Registration Statement with respect to the Registrable Bonds is being filed and advising such Holders that the distribution of Registrable Bonds will be made in accordance with the method selected by the Majority Holders participating in the Shelf Registration; (ii) furnish to each Holder of Registrable Bonds and to each underwriter of an underwritten offering of Registrable Bonds, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other

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

         documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits in order to facilitate the public sale or other disposition of the Registrable Bonds; and (iii) hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Bonds in connection with the offering and sale of the Registrable Bonds covered by the Prospectus or any amendment or supplement thereto;

                  (d) use its best efforts to register or qualify the Registrable Bonds under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Bonds covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Bonds shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Bonds owned by such Holder; provided, however, that the Issuer shall not be required to (i) qualify as a foreign corporation or as a dealer in Securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

                  (e) notify promptly each Holder of Registrable Bonds under a Shelf Registration or any Participating Broker-Dealer who has notified the Issuer that it is utilizing the Exchange Offer Registration Statement as provided in paragraph (f) below, and, if requested by such Holder or Participating Broker-Dealer, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for addition information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) in case of a Shelf Registration, if, between the effective date of a Registration Statement and the closing of any sale of Registrable Bonds covered thereby, the representations and warranties of the Issuer contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (v) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vi) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Bonds or the Exchange Bonds, as the case may be, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                  (f) in the case of the Exchange Offer Registration Statement (i) include in the Exchange Offer Registration Statement a section entitled "Plan of Distribution" which section shall include all information that the Initial Purchasers may reasonably request,

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         and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that holds Registrable Bonds acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) of Exchange Bonds to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of the Initial Purchasers and their counsel, represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Bonds for Registrable Bonds pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Bonds, (ii) furnish to each Participating Broker-Dealer who has delivered to the Issuer the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request,
         (iii) hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any person subject to the prospectus delivery requirement of the SEC, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Bonds covered by the Prospectus or any amendment or supplement thereto, and (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

                           "if the exchange offeree is a broker-dealer holding Registrable Bonds acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of Exchange Bonds received in respect of such Registrable Bonds pursuant to the Exchange Offer;" and

         (y) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with any resale of Exchange Bonds, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act;

                  (g) (i) in the case of an Exchange Offer, furnish counsel for the Initial Purchasers and (ii) in the case of a Shelf Registration, furnish counsel for the Holders of Registrable Bonds copies of any comment letters received from the SEC or any other request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

                  (h) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

                  (i) in the case of a Shelf Registration, furnish to each Holder of Registrable Bonds, and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested);

                  (j) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Bonds to facilitate the timely preparation and delivery of certificates representing Registrable Bonds to be sold and not bearing any restrictive legends; and enable such Registrable Bonds to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least 3 business days prior to the closing of any sale of Registrable Bonds;

                  (k) in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(e)(ii), (iii), (iv), (v) and (vi) hereof, use its best efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document, each as required in the reasonable determination of the Issuer so that, as thereafter delivered to the purchasers of the Registrable Bonds or Participating Broker-Dealers, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or will remain so qualified;

                  (l) in the case of a Shelf Registration, a reasonable time prior to the filing of any Registration Statement, any Prospectus, an amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers on behalf of such Holders; and make representatives of the Issuer as shall be reasonably requested by the Holders of Registrable Bonds, or the Initial Purchasers on behalf of such Holders, available for discussion of such document;

                  (m) obtain a CUSIP number of all Exchange Bonds or Registrable Bonds, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Bonds or the Registrable Bonds, as the case may be, in a form eligible for deposit with the Depositary;

                  (n) (i) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, (the "TIA") in connection with the registration of the Exchange Bonds or Registrable Bonds, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

                  (o) in the case of a Shelf Registration, enter into agreements (including underwriting agreements) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Bonds and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                           (i) make such representations and warranties to the Holders of such Registrable Bonds and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

                           (ii) obtain opinions of counsel to the Issuer and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority in principal amount of the Registrable Bonds being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

                           (iii) obtain "cold comfort" letters and updates thereof from the independent certified public accountants who have certified the financial statements of the Issuer and any other entity included or incorporated by reference in the Registration Statement addressed to the underwriters, if any, and use reasonable efforts to have such letter addressed to the selling Holders of Registrable Bonds (to the extent consistent with SAS 72), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

                           (iv) enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Bonds, which agreement shall be in form, substances and scope customary for similar offerings;

                           (v) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures customarily provided by the Issuer to underwriters in similar types of transactions with respect to the underwriters and all other parties to be indemnified pursuant to Section 4 hereof; and

                           (vi) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Holders of a majority in principal amount of the Registrable Bonds being sold and the managing underwriters, if any.

         The above shall be done at (i) the effectiveness of such Registration Statement (and each post-effective amendment thereof) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder;

                  (p) in the case of a Shelf Registration, make available for inspection by representatives of the Holders of the Registrable Bonds and any underwriters participating in any disposition pursuant to a Shelf Registration Statement and any counsel or accountant retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Issuer reasonably requested by any such persons and use its reasonable best efforts to cause the respective officers, directors, employees, and any other agents of the Issuer to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with a Registration Statement, and make such representatives of the Issuer available for discussion of such documents as shall be reasonably requested by the Initial Purchasers; provided that any confidential or proprietary information may only be inspected subject to customary confidentiality agreements or procedures that the Issuer requires;

                  (q) (i) in the case of an Exchange Offer Registration Statement, within a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Initial Purchasers and make such changes in any such document prior to the filing thereof as the Initial Purchasers may reasonably request and, except as otherwise required by applicable law, not file any such document in a form to which the Initial Purchasers on behalf of the Holders of Registrable Bonds shall reasonably object, and make the representatives of the Issuer available for discussion of such documents as shall be reasonably requested by the Initial Purchasers; and

                  (ii) in the case of a Shelf Registration, within a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Registrable Bonds, to the Initial Purchasers, to counsel on behalf of the Holders and to the underwriter or underwriters of an underwritten offering of Registrable Bonds, if any, make such changes in any such document prior to the filing thereof as the Initial Purchasers, the counsel to the Holders or the underwriter or underwriters reasonably request and not file any such document in a form to which the Majority Holders or the Initial Purchasers on behalf of the Holders of Registrable Bonds or any underwriter may reasonably object and make the representatives of the Issuer available for discussion of such document as shall be reasonably requested by the Holders of Registrable Bonds, the Initial Purchasers on behalf of such Holders, or any underwriter.

                  (r) in the case of a Shelf Registration, use their reasonable best efforts to cause all Registrable Bonds to be listed on any securities exchange on which similar debt securities issued by the Issuer are then listed if requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Registrable Bonds, if any; provided, however, the Issuer shall not have reasonably objected to such request and, for the avoidance of doubt, it shall be reasonable for the Issuer to object to such request if at such time the Issuer does not routinely list its debt securities on a securities exchange;

                  (s) in the case of a Shelf Registration, use their reasonable best efforts to cause the Registrable Bonds to be rated by the appropriate rating agencies, if so requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Registrable Bonds, if any;

                  (t) otherwise comply with all applicable rules and regulations of the SEC and make available to security holders, in accordance with the Issuer's Exchange Act filing obligations, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;

                  (u) cooperate and assist in any filings required to be made with the NASD and, in the case of a Shelf Registration, in the performance of any due diligence investigation by any underwriter and its counsel; and

                  (v) upon consummation of an Exchange Offer, if requested by the Trustee, obtain a customary opinion of counsel to the Issuer addressed to the Trustee for the benefit of all Holders of Registrable Bonds participating in the Exchange Offer, and which includes an opinion that (i) the Issuer has duly authorized, executed and delivered the Exchange Bonds and the related indenture and (ii) the Exchange Bonds and related indenture constitute a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its respective terms (with customary exceptions).

                  In the case of a Shelf Registration Statement, the Issuer may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Registrable Bonds to furnish to the Issuer such information regarding the Holder and the proposed distribution by such Holder of such Registrable Bonds as the Issuer may from time to time reasonably request in writing for use in connection with any Shelf Registration Statement or Prospectus included therein, including, without limitation, information specified in item 507 of Regulation S-K under the 1933 Act. Each Holder as to which any Shelf Registration is being effected agrees to furnish promptly to the Issuer all information required to be disclosed with respect to such Holder in order to make any information with respect to such Holder previously furnished to the Issuer by such Holder not materially misleading.

                  In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Issuer of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(ii), (iii), (iv), (v) and (vi) hereof, such Holder will forthwith discontinue disposition of Registrable Bonds pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof, and, if so directed by the Issuer, such Holder will deliver to the Issuer (at its expense) all copies in such Holder's possession, other than permanent file copies then in such

Holder's possession, of the Prospectus covering such Registrable Bonds current at the time of receipt of such notice.

                  If any of the Registrable Bonds covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Registrable Bonds included in such offering and shall be acceptable to the Issuer. No Holder of Registrable Bonds may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Bonds on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting agreement.

                  4. Indemnification; Contribution. (a) The Issuer agrees to indemnify and hold harmless the Initial Purchasers, each Holder, each Participating Broker-Dealer, each Person who participates as an underwriter (any such Person being an "Underwriter") and each Person, if any, who controls any Holder or Underwriter within the meaning of Section 15 of the 1933 Act (such indemnified parties, the "Holders and/or Underwriters," as the case may be), as follows:

                           (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Issuer by any Holder or Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto);

                           (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Issuer; and

                           (iii) against any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) of this subsection (a) of Section 4.

In no case shall the Issuer be liable under this indemnity agreement with respect to any claim made against any Holder or Underwriter or any such controlling Person unless the Issuer shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure so to notify the Issuer shall not relieve it from any liability which it may have otherwise than under subsections 4(a) and 4(b). The Issuer shall be entitled to participate at its own expense in the defense, or, if it so elects, within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim, but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the Holder, Underwriter, Holders or Underwriters or controlling Person, or defendant or defendants in any suit so brought, which approval shall not be unreasonably withheld. In any such suit, any Holder or Underwriter or any such controlling Person shall have the right to employ its own counsel, but the fees and expenses of such counsel shall be at the expense of such Holder or Underwriter or such controlling Person unless (i) the Issuer and such Holder or Underwriter shall have mutually agreed to the employment of such counsel, or
(ii) the named parties to any such action (including any impleaded parties) include both such Holder or Underwriter or such controlling Person and the Issuer and such Holder or Underwriter or such controlling Person shall have been advised by such counsel that a conflict of interest between the Issuer and such Holder or Underwriter or such controlling Person may arise and for this reason it is not desirable for the same counsel to represent both the indemnifying party and also the indemnified party (it being understood, however, that the Issuer shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Holders and Underwriters and all such controlling Persons, which firm shall be designated in writing by the majority of such indemnified parties). The Issuer agrees to notify any Holder or Underwriter within a reasonable time of the assertion of any claim against it, any of its officers or directors or any Person who controls the Issuer within the meaning of Section 15 of the 1933 Act, in connection with any sale of the Bonds; provided, that the Issuer shall not be required to notify any Holder or Underwriter if such claim relates to a Registration Statement or Prospectus that does not name such Holder or Underwriter.

                  (b) Each Holder and Underwriter severally agrees that it will indemnify and hold harmless the Issuer, each other Underwriter and each of their respective directors and each of the officers of the Issuer who signed the Registration Statement and each Person, if any, who controls the Issuer within the meaning of Section 15 of the 1933 Act to the same extent as the indemnity contained in subsection (a) of this Section 4, but only with respect to statements or omissions made in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Issuer by such Holder or Underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto). In case any action shall be brought against the Issuer or any person so indemnified based on the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) and in respect of which indemnity may be sought against any Holder or Underwriter, such Holder or Underwriter shall have the rights and duties given to the Issuer, and the Issuer and each person so indemnified shall have the rights and duties given to the Holders and Underwriters, by the provisions of subsection (a) of this Section 4.

                  (c) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) If the indemnification provided for in this Section 4 is unavailable to or insufficient to hold harmless an indemnified party in respect of any and all loss, liability, claim, damage and expense whatsoever (or actions in respect thereof) that would otherwise have been indemnified under the terms of such indemnity, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Holders or Underwriters, severally, on the other from the sale of the Bonds. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer on the one hand and the Holders or Underwriters on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense (or actions in respect thereof), as well as any other relevant equity considerations. The relative benefits received by the Issuer on the one hand and the Holders or Underwriters, severally, on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) of the Bonds and any Registrable Bonds (taken together) received by the Issuer bear to (i) the benefits of the Initial Purchasers from the total compensation received by the Initial Purchasers in respect of the discount as set forth in the table on the cover page of the Offering Memorandum, dated February 20, 2003 pursuant to which the Bonds were issued, (ii) the benefits of any Holders (including, if applicable, any Initial Purchaser who is also a Holder) from receiving Bonds registered under the 1933 Act, or (iii) the benefits of any Participating Broker-Dealer or Underwriter from the total compensation received by such Participating Broker-Dealer or Underwriters in respect of underwriting discounts and commissions received in the sales of the Bonds which resulted in such indemnified claims. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand or the Holders or Underwriters, severally, on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer and the Holders and Underwriters agree that it would not be just and equitable if contributions pursuant to this
Section 4 were determined by pro rata allocation (even if the Holders and Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4. The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this subsection
(d) of Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 4, (i) no Holder (including, if applicable, any Initial Purchaser who is also a Holder) shall be required to contribute any amount in excess of the amount by which the total price at which the Bonds were sold by it exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Initial Purchaser, Participating Broker-Dealer or Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Bonds underwritten or sold on commission by it exceeds the amount of any damages which such Initial Purchaser, Participating Broker-Dealer or Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders and Underwriters' obligations to contribute are several in proportion to the principal amount of Bonds purchased by them and not joint.

                  5.       Miscellaneous.

                  5.1. Rule 144 and Rule 144A. The Issuer covenants that while any of the Registrable Bonds remain "restricted securities" within the meaning of the 1933 Act, it will upon the request of any Holder of Registrable Bonds make available the information specified in Rule 144A(d)(4) under the 1933 Act unless the Issuer is then subject to Section 13 or 15(d) of the 1934 Act.

                  5.2. No Inconsistent Agreements. The Issuer has not entered into and the Issuer will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Bonds in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with the rights granted to the Holders of the Issuer's other issued and outstanding Bonds under any such agreements.

                  5.3. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers of consents to departures from the provisions hereof may not be given unless the Issuer has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Bonds affected by such amendment, modification, supplement, waiver or departure.

                  5.4. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Issuer by means of a notice given in accordance with the provisions of this Section 5.4, which address initially is the address set forth in the Purchase Agreement with respect to the Initial Purchasers; and (b) if to the Issuer initially at the Issuer's address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.4.

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

                  Copies of all such notices, demands, or other communications shall be concurrently delivered by the person given the same to the Trustee under the Indenture, at the address specified in such Indenture.

                  5.5. Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Bonds in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Bonds, in any manner, whether by operation of law or otherwise, such Registrable Bonds shall be held subject to all of the terms of this Agreement, and by taking any holding such Registrable Bonds such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.

                  5.6. Third Party Beneficiaries. The Initial Purchasers (even if the Initial Purchasers are not Holders of Registrable Bonds) shall be a third party beneficiary to the agreements made hereunder between the Issuer, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder. Each Holder of Registrable Bonds shall be a third party beneficiary to the agreements made hereunder between the Issuer, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

                  5.7. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  5.8. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  5.9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

                  5.10. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    DUKE ENERGY CORPORATION
                                    as Issuer

                                  By: /s/ David L. Hauser
                                     __________________________________________
                                     Name:  David L. Hauser
                                     Title: Senior Vice President and Treasurer

Confirmed and accepted as
of the date first above written:

BANC ONE CAPITAL MARKETS, INC.  DEUTSCHE BANK SECURITIES INC.  UBS WARBURG LLC
By: /s/ Robert Nordlinger       By: /s/ Charles W. Chigas      By: /s/ Kimberly Blue
   _________________________       _________________________      __________________________
    Name:  Robert Nordlinger        Name:  Charles W. Chigas        Name:  Kimberly Blue
    Title: Managing Director        Title: Managing Director        Title: Managing Director

                                By: /s/ Nigel Cree             By: /s/ Scott D. Whitney
                                   _________________________      __________________________
                                    Name:  Nigel Cree               Name:  Scott D. Whitney
                                    Title: Managing Director        Title: Director

         Acting severally on behalf of themselves and the several Initial Purchasers named in Schedule I to the Purchase Agreement.

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